As filed with the Securities and Exchange Commission on December 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIONOMICS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Australia	98-1008557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

200 Greenhill Road

Eastwood SA 5063

Australia

+618 8150 7400

(Address of Principal Executive Offices and Zip Code)

Bionomics Limited Employee Share Option Plan

Bionomics Limited Employee Equity Plan

Employee Equity Award Offer Letter with Errol De Souza, Ph.D.

Employee Equity Award Offer Letter with Errol De Souza, Ph.D.

(Full Title of the Plans)

Errol De Souza, Ph.D.

Executive Chairman

c/o CSC-Lawyers Incorporating Service

2710 Gateway Oaks Drive, Suite 150N

Sacramento, CA 95833

(Name and Address of Agent for Service)

+1 916-649-9121

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael E. Sullivan, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 +1 858 523 5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, no par value per share	18,381,450(3)	US$0.08(3)	US$1,470,516	US$136.32
Ordinary shares, no par value per share	130,955,674(4)	US$0.08(4)	US$10,476,453.92	US$971.17
Ordinary shares, no par value per share	47,786,607(5)	US$0.14(5)	US$6,690,124.98	US$620.18
Ordinary shares, no par value per share	13,430,160	US$0.07(6)	US$940,111.20	US$87.15
TOTAL	210,553,891	N/A	US$19,577,206.10	US$1,814.82

(1)

The securities to be registered hereby may be represented by American Depositary Shares, or ADSs, of Bionomics Limited (the “Registrant”). Each ADS represents 180 ordinary shares, no par value per share, of the Registrant (“Ordinary Shares”). The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-261582).

(2)

This registration statement on Form S-8 (this “Registration Statement”) registers Ordinary Shares issuable pursuant to the Registrant’s Employee Share Option Plan (the “ESOP”) and Employee Equity Plan (the “EEP”, together with the ESOP, the “Plans”), together with Employee Equity Award Offer Letters dated December 2, 2021 (the “EDS Employment Option”) and December 16, 2021 (the “EDS IPO Option”) issued to Errol De Souza, Ph.D. (together, the “Individual Awards”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional securities which may be offered and issued under the Plans and Individual Awards to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plans and Individual Awards.

(3)

The amount to be registered represents (i) 4,881,450 Ordinary Shares issuable upon exercise of outstanding options granted under the ESOP, and (ii) 13,500,000 Ordinary Shares issuable upon the exercise of outstanding options under the EEP. Pursuant to Rule 457(h), the corresponding proposed maximum offering price per share is based on the weighted average exercise price per Ordinary Share of such options (A$0.1094/ USUS$0.07783), after giving effect to the Australian dollar/U.S. dollar exchange rate of A$1.00 to US$0.7114 as of December 15, 2021.

(4)

The amount to be registered represents Ordinary Shares that may be subject to awards issued under the EEP in the future. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the closing price per ADS as of December 16, 2021.

(5)

Represents 47,786,607 Ordinary Shares issuable upon exercise of stock options granted to Errol De Souza, Ph.D., our Executive Chairman, pursuant to the EDS Employment Option. The proposed maximum offer price per Ordinary Share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per Ordinary Share is based on the exercise price per Ordinary Share of the options granted under the EDS Employment Option (A$0.2014/US$0.14328), after giving effect to the Australian dollar/U.S. dollar exchange rate of A$1.00 to US$0.7114 as of December 15, 2021.

(6)

Represents 13,430,160 Ordinary Shares issuable upon exercise of stock options granted to Errol De Souza, Ph.D., our Executive Chairman, pursuant to the EDS IPO Option. The proposed maximum offering price per share is based on the exercise price per Ordinary Share of the options granted under the EDS Employment Option (A$0.09645/US$0.06861), after giving effect to the Australian dollar/U.S. dollar exchange rate of A$1.00 to US$0.7114 as of December 15, 2021.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I of the Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing information specified in this Part I of Form S-8 will be separately provided to the participants covered by the Plans, as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s prospectus dated December 15, 2021 (File No. 333-261280) filed with the Commission on December 17, 2021 pursuant to Rule 424(b)(4) under the Securities Act; and

(b)

The description of the Registrant’s Ordinary Shares contained in its registration statement on Form 8-A (File No. 001-41157) filed with the Commission on December 13, 2021, including any amendment and report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 2. Description of Securities.

Not applicable.

Item 3. Interests of Named Experts and Counsel.

Not applicable.

Item 4. Indemnification of Directors and Officers.

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

•	a liability owed to the company or a related body corporate of the company;

•

a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

•	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

•	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

•	in defending or resisting criminal proceedings in which the officer or director is found guilty;

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (“ASIC”) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for a court order); or

•	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. The Registrant’s Constitution provides, except to the extent prohibited by the law and the Corporations Act and, to the extent that an officer or a director is not indemnified by any director and officer liability insurance maintained by the Registrant, for the indemnification of every person who is or has been an officer or a director of the Registrant against liability incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a related body corporate of the Registrant.

The indemnification relates to any liability for costs and expenses incurred by the person in his or her capacity as a director or officer of the Registrant (i) in defending any proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted, and (ii) in connection with an application in which the court grants relief to the person under the Corporations Act. However the indemnity does not apply if the liability arises out of conduct on the part of the director or officer which involves a lack of good faith, or is contrary to the Registrant’s express instructions.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 5. Exemption from Registration Claimed.

Not applicable.

Item 6. Exhibits.

Exhibit Number	Description
4.1	Constitution of Bionomics Limited adopted at the 2021 Annual General Meeting (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s registration statement on Form F-1 (File No. 333-261280) filed with the Commission on December 8, 2021)

4.3*	Deposit Agreement dated December 17, 2021, among the Registrant, the depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder

5.1*	Opinion of Johnson Winter & Slattery regarding the validity of the Ordinary Shares being registered

10.1	Bionomics Limited Employee Share Option Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s registration statement on Form F-1 (File No. 333-261280) filed with the Commission on November 22, 2021)

10.2	Bionomics Limited Employee Equity Plan Plan Rules (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registrant’s registration statement on Form F-1 (File No. 333-216280) filed with the Commission on November 22, 2021)

10.3*	Employee Equity Award Offer Letter, dated December 16, 2021, from Bionomics Limited to Errol De Souza, Ph.D.

10.4*	Employee Equity Award Offer Letter, dated December 16, 2021, from Bionomics Limited to Errol De Souza, Ph.D.

23.1*	Consent of Ernst & Young

23.2*	Consent of Johnson Winter & Slattery (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.

Item 7. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on December 20, 2021.

CONNECT BIOPHARMA HOLDINGS LIMITED

By:	/s/ Errol De Souza, Ph.D.

Name: Errol De Souza, Ph.D.
Title: Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Errol De Souza, Ph.D. and Adrian Hinton and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on December 20, 2021 in the capacities indicated:

NAME	TITLE	DATE
/s/ Errol De Souza, Ph.D. Errol De Souza, Ph.D.	Executive Chairman (Principal Executive Officer)	December 20, 2021

/s/ Adrian Hinton Adrian Hinton	Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2021

/s/ Mitchell Kaye Mitchell Kaye	Director	December 20, 2021

/s/ Jane Ryan, Ph.D. Jane Ryan, Ph.D.	Director	December 20, 2021

/s/ Aaron Weaver Aaron Weaver	Director	December 20, 2021

/s/ David Wilson David Wilson	Director	December 20, 2021

/s/ Miles Davies Miles Davies	Director	December 20, 2021

/s/ Alan Fisher Alan Fisher	Director	December 20, 2021

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bionomics Limited, has signed this registration statement on December 20, 2021.

By:	/s/ Errol De Souza, Ph.D.
Name: Errol De Souza Ph.D.
Title: Authorized Signatory